                                                                    EXHIBIT 10.6

                                                           Polaris Fashion Place

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This Membership Interest Purchase Agreement (this "Agreement") is made by and between the seven (7) sellers (collectively, the "Sellers" and individually, a "Seller") known as N.P. Limited Partnership, an Ohio limited partnership ("N.P."); Yogi Development Co., LLC., an Ohio limited liability company ("Yogi"); Williams-Fair III, LLC, an Ohio limited liability company ("Williams"); LAW Polaris LLC, an Ohio limited liability company ("LAW"); NEK Polaris LLC, an Ohio limited liability company ("NEK"); TPKFF Polaris LLC, an Ohio limited liability company ("TPKFF"); and Thomas L. Kaplin, an individual ("Kaplin"); all of the foregoing as Sellers, and Glimcher Properties Limited Partnership, a Delaware limited partnership, as purchaser (the "Purchaser"), to be effective as of the last date of execution of this Agreement by Sellers and Purchaser (the "Effective Date"). Polaris Mall, LLC, a Delaware limited liability company (the "Company") also joins in the execution of this Agreement to evidence its consent to the transfer of the limited liability interests described in this Agreement and to otherwise comply with those specific obligations expressly imposed on it by the terms of this Agreement. The Sellers and the Purchaser may be sometimes collectively referred to herein as the "parties".

                                    RECITALS

         A. The Sellers collectively own 60.7143% limited liability company membership interests (collectively, the "Interests", and singularly, as to each respective Seller, an "Interest") in the Company. The Sellers' respective percentage ownership of their Interests (the "Percentage Interest") in the Company are as set forth following:

Name of Seller                        Percentage Interest
--------------                        -------------------
N.P. Limited Partnership               25.0798% (3.6512% Class A Interest
                                                and 21.4286% regular
                                                Interest)

Yogi Development Co., LLC               3.9286%
Williams-Fair III, LLC                  1.9643%
LAW Polaris LLC                       14.47795%
NEK Polaris LLC                       11.61045%
TPKFF Polaris LLC                       2.8675%
Thomas L. Kaplin                        0.7857%
                                      --------

                        Total          60.7143%

         B. Purchaser is the only other member (collectively, the "Members" and individually, a "Member") of the Company. The Company's Members entered into a certain Amended and Restated Operating Agreement dated as of August 31, 2000, which agreement was amended pursuant to an amendment dated March 31, 2003 (collectively, the "Operating Agreement"). The Operating Agreement has not been subsequently amended, and that document is the only document evidencing the Sellers' ownership of the Interests and there are no other documents of whatever nature or kind relating to the Members' rights and responsibilities as Members in the Company.

         C. The Purchaser desires to purchase and the Sellers desire to sell, the Sellers' 60.7143% Interests as Members in the Company on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows.

1. Purchase and Sale of Membership Interest. On the terms and subject to the conditions of this Agreement, the Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell to the Purchaser, the Interests in the Company for the price and on the terms set forth in this Agreement. The transfer (the "Transfer") of the Interests in the Company shall be completed by each Seller's execution of an Assignment of Membership Agreement (the "Assignment Agreement"), the form of which is attached hereto as Exhibit A. The Transfer shall be effective upon the Closing Date (as that term is defined in Section 3(a) below).

2. Purchase Price. The total purchase price (the "Purchase Price") to be paid by the Purchaser for the Interests shall equal Forty Six Million Five Hundred Thousand Dollars ($46,500,000.00) payable according to the terms set forth in Section 3 of this Agreement. The Purchase Price allocated to each of the Sellers shall be determined by multiplying each Seller's respective Percentage Interest set forth in Recital A of this Agreement by the amount of the Purchase Price.

3. Payment Terms. The payment of the Purchase Price shall be paid as follows:

         a. Cash Payment. Simultaneously with the closing and funding (the "Closing" or the "Closing Date") of the purchase and sale of the Interests, the portion of the Purchase Price not paid in the form of limited partnership units in the Purchaser ("OP Units") pursuant to subsection 3(b) below, shall be paid by the Purchaser to the Sellers in immediately available federal funds. The cash portion of the Purchase Price shall be reduced by the dollar amount of the OP Units issued to the Sellers pursuant to Section 3(b) below. Prior to the Closing, the Sellers shall provide the Purchaser with wire transfer instructions so that the total Purchase Price allocated to each of the Sellers as set forth above in Section 2 are wire transferred to the respective Seller.

         b. OP Units. The Sellers shall have the right to receive a portion of the Purchase Price by causing the Purchaser to issue OP Units to the Sellers, if the Sellers serve written notice (the "OP Notice") to the Purchaser by December 1, 2003, and subject to the following terms and conditions:

         i. The OP Notice shall specify the amount of the Purchase Price to be paid in OP Units issued to the Sellers, (the "Agreed OP Cap"), which amount shall in no event exceed Fifteen Million Dollars ($15,000,000.00);

         ii. The OP Notice shall be signed by all the Sellers and shall specify which of the Sellers shall receive OP Units and the percentage of OP Units allocated among each of the Sellers;

         iii. The OP Units shall be issued by the Purchaser in accordance with the terms and conditions of the Purchaser's limited partnership agreement (the "GPLP Partnership Agreement") and the date of contribution for the OP Units and their date of issuance shall be January 5, 2004 (the "OP Issuance Date");

         iv. The number of OP Units to be issued shall equal the quotient (rounded to the nearest whole number) arrived at by dividing
                  (i) the Agreed OP Cap, by (ii) the "Current Per Share Market Price", as that term is defined by the GPLP Partnership Agreement, which defines that term as the average of the closing price for Glimcher Realty Trust ("GRT") for the five
                  (5) consecutive trading days prior to the date that the OP Units are issued;

         v. Pursuant to the terms of the GPLP Partnership Agreement, the holder of any OP Units may cause the Purchaser to redeem the OP Units, and such redemption shall, in the sole and absolute discretion of the Purchaser, be paid in the form of either (1) cash; (2) common shares of GRT stock; or (3) any combination of cash and shares of GRT stock. Redemption of such OP Units shall also be subject to the following restrictions: (x) OP Units may not be redeemed for a period of one (1) year from the OP Issuance Date; (y) in each of the twelve (12) month periods commencing on the first anniversary of the OP Issuance Date, no more than the Annual Redemption Limit Amount (as that term is defined in subsection 3(vii) below), of the total number of issued OP Units held by all of the Sellers in the aggregate may be redeemed in such period; and, (z) GRT stock that is issued for OP Units may not be publicly traded or sold until registered, with the recipient being responsible for all costs of registration; provided, however, a recipient of stock shall have the right to join in (piggyback) with any new registration of GRT stock so long as such recipient shall pay prior to the registration a prorata share for such registration based upon the ratio of the number of shares registered by such recipient bears to the total number of shares being registered.

         vi. Prior to the issuance of any OP Units, each of the Sellers receiving any such OP Units shall execute and deliver a letter of investment representation to the Purchaser, which letter shall be in the form then used by the Purchaser for such purposes.

         vii. For purposes of this Agreement, the Annual Redemption Limit Amount shall be the product of (i) the aggregate number of all OP Units issued under the terms of Section 3(b) of this Agreement, multiplied by (ii) a fraction having as its numerator Seven Million Five Hundred Thousand Dollars ($7,500,000.00), and having as its denominator the greater of
                  (A) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) or (B) the Agreed OP Cap. The OP Units shall be redeemed during any twelve (12) month period in the order in which the holders of such OP Units deliver redemption exercise notices to the Purchaser during the respective twelve
                  (12) month period, in accordance with the GPLP Partnership Agreement.

4. Agreement Relating to Polaris Fashion Place Ring Road. The Company owns one hundred percent (100%) of PFP Columbus, LLC, a Delaware limited liability company (the "Mall Owner"). The Mall Owner owns the regional shopping center ("Center") known as Polaris Fashion Place situated in Delaware County, Ohio. The Center was legally formed pursuant to a certain Operating and Reciprocal Easement Agreement, as amended ("REA"), which was recorded with the Delaware County Recorder's Office. Attached to the REA is a certain plot plan (the "Plot Plan"), which shows the location of a certain Ring Road ("Ring Road") and related access roads (the "Access Roads"). Concurrent with the execution of this Agreement, the Company shall cause the Mall Owner to execute and deliver, and NP agrees to execute and deliver, the agreement (the "Ring Road Agreement") relating to curb cuts on the Ring Road and the Access Road that is set forth on Exhibit B attached to this Agreement.

5. Transfer of the Interests after the Effective Date. After the Effective Date of this Agreement, none of the Sellers shall transfer directly or indirectly all or any part of their respective Interests in the Company, even if those transfers are permitted by the terms of the Operating Agreement.

6. Contingencies to Closing. In connection with the execution of this Agreement, Purchaser also entered into an agreement (the "Polaris Center Purchase Agreement") to purchase 100% of the membership interests owned by N.P. in Polaris Center, LLC, a Delaware limited liability company ("Polaris Center"). It is the parties' intentions and requirement that the Closing of this Agreement occur simultaneously with the closing of the Purchaser's acquisition of all of N.P.'s limited liability interests (the "Polaris Center Interests") in Polaris Center, and it shall be a condition precedent to this Agreement that N.P., in consideration for payment to it as required under the Polaris Center Agreement, transfer all of N.P.'s Polaris Center Interests to Purchaser under the terms of the Polaris Center Agreement, simultaneously with the Closing of this Agreement.

7. Closing. The Closing shall occur in the Company's offices at 150 East Gay Street, Columbus, Ohio on January 5th, 2004 at 2:00 p.m. The parties shall execute a closing settlement statement ("Closing Settlement Statement") setting forth the allocation of the Purchase Price among the Sellers as set forth in this Agreement. At the Closing, the parties shall execute and/or deliver the following documents (collectively, the "Closing

         Documents") and other deliveries required by the terms of this Agreement, all of which are set forth below:

                                                 Referred to in Section 4
       Agreement/Document/Delivery                  Agreement Section                  Delivered By
       ---------------------------                  -----------------                  ------------
(a)      Assignment Agreement                    Section 1                                Sellers

(b)      Cash portion of Purchase Price          Section 3(a)                            Purchaser

(c)      OP Units                                Section 3(b)(iv)                        Purchaser

(d)      Investment Representation Letter        Section 3(b)(vi)                         Sellers

(e)      Closing Settlement Statement            Section 7                                Company

(f)      Good Standing Certificate               Section 9(a)(v)                          Sellers

(g)      Good Standing Certificates              Section 9(b)(iii)                       Purchaser

(h)      Such other documents                    Section 10                         Any of the parties

(i)      Resolutions                             Section 17                         Each of the Sellers

8. Mutual Release. Effective as of the Closing Date and the payment of the entire Purchase Price by the Purchaser to the Sellers, the Purchaser, each of the Sellers, and the Company, for each of them and their respective, as applicable, successors, legal representatives, assigns and all persons claiming by, through or under them, and each of their respective, as applicable, members, parent, subsidiary and/or affiliated companies or entities, shareholders, officers, directors, partners, members, employees, agents, representatives and attorneys of all of the foregoing, and their respective successors, legal representatives, assigns and all persons claiming by, through or under any of them (collectively, "Representatives"), do hereby release, acquit and forever discharge each other and their respective Representatives from and against any and all manner of actions, causes of action, suits, debts, dues, sums of money owed to them, compensation, commissions, covenants, costs, judgments, damages, and claims, demands and actions of whatever nature or kind, in law or in equity (collectively, the "Claims") which any of them now have or had or may ever have against each other and all of their respective Representatives, singularly or in combination, on account of, arising out of, or in connection with any matter, transaction, act, omission or other involvement of whatever nature or kind from the beginning of time through the end of time, which in any way relate to (a) the Sellers' investment and membership in the Mall Owner and the Company, (b) any and all rights and obligations under the current or any former Operating Agreements for the Mall Owner or the Company, (c) any and all rights and obligations under any other agreements or understandings relating to the Seller's investment in and ownership of the Mall Owner's or the Company's business or assets, including without limitation any and all financial reporting and accounting matters associated therewith, (d) the transfer of the Interests, (e) any other matters, directly or indirectly, relating to any of the foregoing, or
         (f) matters relating to this Agreement, except for any obligations set forth in this Agreement which are expressly intended to survive the Closing Date or expressly intended to occur after the Closing Date. Each of the Purchaser, the Sellers and the Company, as of the Closing Date agree to indemnify and hold the other and all of its respective Representatives harmless, including without limitation, the obligation to pay the other's legal fees and expenses arising out of any Claims made in violation of the release and indemnity provisions contained in this section of the Agreement. Not in limitation of the foregoing, but as further illustration, each of the Purchaser, the Sellers and the Company covenant and agree, as of the Closing Date for and on behalf of each of them and their respective Representatives, to forever refrain from instituting, prosecuting, asserting or otherwise pursuing or pressing against each other any Claims which are released hereby. The terms of this section are intended to survive the Closing forever. The foregoing mutual release contained in Section 8 of this Agreement is not intended to terminate or release any obligations under the following agreements:

         a.       The Ring Road Agreement attached to this Agreement as Exhibit
                  B; and,

         b. Various declarations of restrictions, curb cut and access maintenance agreements and sign easement agreements relating to real estate adjacent to the Center.

9.       Representations and Warranties.

         a. Sellers' Representations and Warranties. Each Seller, with respect to itself, hereby represents and warrants to the Purchaser as of the Effective Date and again as of the Closing Date as follows:

                  i. that such Seller has good and marketable title to their respective Interest, free and clear of any lien, pledge, security interest, claim, option, agreement, encumbrance or other restriction of whatever nature or kind;

                  ii. that such Seller has not previously transferred any part of their respective Interest sold to Purchaser under the terms of this Agreement;

                  iii. that such Seller has the full and complete right and power to make the Transfer contemplated by this Agreement;

                  iv. both the execution and delivery of this Agreement by such Seller and by the undersigned signatory on behalf of the Seller, and the performance of all obligations and delivery of all Closing Documents, have been duly and properly authorized by all proper, legal and duly authorized actions;

                  v. if such Seller is a limited liability company or limited partnership, such Seller is in good standing under the laws of the State of Ohio, and that each of its nonindividual constituent members or partners, as applicable, is in good standing, and that to the extent that the execution of this Agreement or any actions contemplated hereby must be authorized by such Seller's members or partners, as applicable, such actions have been duly and properly authorized by all proper, legal and duly authorized actions. If such Seller is a limited liability company or limited partnership, such Seller shall order and tender to Purchaser at the Closing, a good standing certificate issued by the Ohio secretary of state to confirm that the Seller is in good standing under the laws of the State of Ohio. The tender of such good standing certificate shall in no way release or excuse a Seller from the representations, warranties and obligations contained in this subsection;

                  vi. that as to the Seller who is an individual, such Seller has the right and power to enter into this Agreement, and is under no restrictions, disabilities, or subject to any other condition which would in any way prohibit or restrict that individual Seller from executing this Agreement and performing all of that individual Seller's obligations under the terms of this Agreement;

                  vii. no consents from any person, entity, lender or other third party of whatever nature or kind are required in order to enter into this Agreement and perform all of such Seller's obligations hereunder; and,

                  viii. the Recitals set forth in this Agreement are true and accurate in every respect.

         b. Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to each Seller as of the Effective Date and again as of the Closing as follows:

                  i. that it has the full and complete right and power to accept the Transfer contemplated by this Agreement;

                  ii. both the execution and delivery of this Agreement by the Purchaser and by the undersigned signatory on behalf of the Purchaser, and the performance of all obligations and delivery of all Closing Documents, have been duly and properly authorized by all proper, legal and duly authorized actions;

                  iii. the Purchaser is a limited partnership in good standing under the laws of the State of Delaware, and that each of its constituent nonindividual partners is in good standing, and that to the extent that the execution of this Agreement or any actions contemplated hereby must be authorized by its partners, such actions have been duly and properly authorized by all proper, legal and duly authorized actions. The Purchaser shall order and tender at the Closing, one (1) good standing certificate issued by the Delaware Secretary of State to confirm that the Purchaser is in good standing under the laws of the State of Delaware. The tender of such good standing certificate shall in no way release or excuse Purchaser from the representations, warranties and obligations contained in the first sentence of this subsection;

                  iv. no other consents from any person, entity, lender or other third party of whatever nature or kind are required in order to enter into this Agreement and perform all of its obligations hereunder; and,

                  v. the Recitals set forth in this Agreement are true and accurate in every respect.

         The representations and warranties set forth in this Section shall survive the Closing, and all same shall be true and accurate in all material respects as of the Effective Date as well as of the Closing Date, without the necessity of signing any updated certificate or other document reconfirming all said representations and warranties as of the date of the Closing.

10. Further Assurances. The parties agree to execute and deliver such instruments and take such further actions as another party may, from time to time, reasonably request and are reasonably required in order to effectuate the purposes and to carry out the terms of this Agreement.

11. Pre-Closing Covenants. Each of the parties to this Agreement will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation, the delivery of the items set forth in
         Section 7 hereof. The Company will not cause or permit the Company or Mall Owner to sell any Outlot(s) (as that term is defined in the REA) prior to the Closing.

12. Broker Fees. Each party hereby represents and warrants to the other that it has dealt with no broker, investment broker or agent in connection with the transactions contemplated hereby and that no commission, finders' fees or other such payments are due any such person. Purchaser and Sellers shall indemnify, defend (with counsel satisfactory to the indemnified party) and agree to hold the other harmless from and against any and all loss, liability, cost or expense (including without limitations, court costs and reasonable attorneys' fees and expenses) that the one may suffer or sustain should the foregoing representations and warranties of the other prove inaccurate. The foregoing indemnity shall survive the Closing and/or any termination of this Agreement.

13. Notice Addresses. Any notice required or permitted by or in connection with the Agreement, without implying the obligation to provide any such notice, shall be in writing sent to the appropriate addresses set forth below or to such other addresses as may be hereafter specified by written notice by Sellers or Purchaser. Any such notice shall be deemed to be effective (a) one (1) day after deposit if sent by a nationally recognized overnight courier service, or (b) two (2) days after deposit if sent by the U.S. Postal Service, postage prepaid, certified, return receipt requested, or (c) upon receipt if hand delivered or sent by facsimile with the sender retaining the facsimile confirmation to prove delivery.

         a.       If to Sellers:

                  N.P. Limited Partnership
                  8800 Lyra Drive, Suite 550
                  Columbus, Ohio 43240
                  Attn: Franz A. Geiger, Esq.

                  Yogi Development Co., LLC
                  c/o Rockford Homes
                  99 Polaris Parkway
                  Columbus, Ohio 43240
                  Attn: Robert E. Yoakam, Jr.

                  Williams-Fair III, LLC
                  c/o Kirk Williams Co.
                  2734 Home Road
                  Grove City, Ohio 43123
                  Attn: Jim Williams

                  Thomas L. Kaplin
                  207 East Deshler Avenue
                  Columbus, Ohio 43206

                  LAW Polaris LLC
                  c/o Robert Weiler Company
                  41 South High Street
                  Columbus, Ohio 43215
                  Attn: Robert Weiler

                  NEK Polaris LLC
                  c/o Donald W. Kelley & Associates, Inc.
                  250 East Broad Street, Suite 1100
                  Columbus, Ohio 43215
                  Attn: Tim Kelley

                  TPKFF Polaris LLC
                  c/o Donald W. Kelley & Associates, Inc.
                  250 East Broad Street, Suite 1100
                  Columbus, Ohio 43215
                  Attn: Tim Kelley

         b.       If to Purchaser:

                  Glimcher Properties Limited Partnership
                  150 East Gay Street
                  Columbus, Ohio 43215
                  Attn: George A. Schmidt, Esq.
                  Telecopy No. 614-621-8863

                  With a copy to:

                  Frost Brown Todd LLC
                  10 West Broad Street, Suite 1000
                  Columbus, Ohio 43215
                  Attn: John I. Cadwallader, Esq.
                  Telecopy No. 614-464-1737

14. Choice of Law. The laws of the State of Ohio shall govern the rights and obligations of the parties to this Agreement, and the interpretation and construction and enforceability thereof, and any and all issues relating to the transactions contemplated herein.

15. Miscellaneous. This Agreement may be changed, waived or amended only in an agreement signed by all parties to this Agreement. Except as specifically provided herein, this Agreement contains the entire understanding between the parties relating to the subject matter hereof, and it supersedes any and all prior oral or written understandings or agreements relating to any such matters. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns, heirs and personal representatives, as applicable. The captions of the several sections of this Agreement are not a part hereof, and these captions shall not be used to interpret any of the terms of this Agreement. The Recitals are intended to be a part of this Agreement and are incorporated into the body hereof. All parties signing this Agreement have taken all duly authorized action necessary to authorize the execution of this Agreement and to execute any and all documents related hereto, and each of the parties may rely upon this section of the Agreement without the necessity of having further documentation to evidence such authority. If either party defaults under its obligations set forth in this Agreement, the non-defaulting party shall be entitled to recover reasonable attorneys' fees and expenses incurred by the non-defaulting party in either defending or initiating any action against the defaulting party. The parties specifically acknowledge, represent and warrant that all of the terms and conditions of this Agreement are adequately and fully supported by consideration. The date of this Agreement shall be the date that the last party signs it. In computing any period of time under this Agreement, the day of the act or event for which the designated period of time begins to run shall not be included, but the last day of the period shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event, the period shall run through the next business day. This Agreement may be executed in counterparts and shall be fully enforceable so long as both parties have signed either one Agreement or documents in counterpart. This Agreement may be executed by facsimile signature and such facsimile signatures shall be deemed as originals.

16. Cooperation for Section 1031 Exchange. The Purchaser and the Company shall reasonably cooperate with any Seller in effecting or facilitating an exchange (the "Exchange") under Section 1031 of the Internal Revenue Code, including causing a distribution of property by the Company to a Seller in partial redemption of such Seller's membership interest, all on terms and conditions not inconsistent with the terms of this Agreement and on terms and conditions mutually agreeable to Seller and Purchaser. The

         Sellers requesting the Exchange shall bear all costs and expenses incurred by the Sellers and those reasonably incurred by the Purchaser in effecting or facilitating any such Exchange.

17. Authorization. At the Closing, each nonindividual Seller shall tender an executed resolution and Officer's certificate evidencing (a) ratification of the entity's and the signatory's authority to execute this Agreement, and (b) authorization of the entity's and the signatory's authority to execute and deliver the Closing Documents and to perform any and all actions required to be performed under the terms of this Agreement.

          [End of Agreement - Signatures appear on the following pages]

         IN WITNESS WHEREOF, the following signatories, intending to be legally bound hereby, have executed this Agreement.

                               SELLER:

                               N.P. LIMITED PARTNERSHIP,
                               an Ohio limited partnership

                                  By: KEW Investment Company, an Ohio
                                      general partnership, its General Partner

                                     By: The Robert Christian Echele Trust
                                     U/A October 6, 1988, as amended, its
                                     general partner

November 26, 2003                    By:____________________________________
                                           Robert C. Echele, Trustee

                               YOGI DEVELOPMENT CO., LLC,
                               an Ohio limited liability company

November 26, 2003              By:__________________________________________

                               Its:_________________________________________

                               WILLIAMS-FAIR III, LLC,
                               an Ohio limited liability company

November 26, 2003              By:__________________________________________

                               Its:_________________________________________

                               LAW POLARIS LLC,
                               an Ohio limited liability company

November 26, 2003              By:__________________________________________

                               Its:_________________________________________

                               NEK POLARIS LLC,
                               an Ohio limited liability company

November 26, 2003              By:__________________________________________

                               Its:_________________________________________

                               TPKFF POLARIS LLC,
                               an Ohio limited liability company

November 26, 2003              By:__________________________________________

                               Its:_________________________________________

November 26, 2003              _____________________________________________
                               THOMAS L. KAPLIN, individually

                               PURCHASER:

                               GLIMCHER PROPERTIES LIMITED
                               PARTNERSHIP, a Delaware limited
                               partnership, through its sole and general partner signing below

                               By: GLIMCHER PROPERTIES
                                   CORPORATION, a Delaware corporation

November 26, 2003              By:__________________________________________
                                     Herbert Glimcher, Chairman

                               COMPANY:

                               POLARIS MALL, LLC., a Delaware limited
                               liability company

                                  By: GLIMCHER PROPERTIES LIMITED
                                      PARTNERSHIP, a Delaware limited
                                      partnership, its Managing Member

                                      By: GLIMCHER PROPERTIES
                                          CORPORATION, a Delaware
                                          corporation, its General Partner

November 26, 2003              By:__________________________________________
                                     Herbert Glimcher, Chairman

                               [End of Signatures]

                                    EXHIBIT A

                       ASSIGNMENT OF MEMBERSHIP AGREEMENT

                                                             _____% LLC Interest

                       ASSIGNMENT OF MEMBERSHIP AGREEMENT

         This Assignment of Membership Interest ("Assignment") is made by and among _____________________, a __________________________ ("Assignor") and
Glimcher Properties Limited Partnership, a Delaware limited partnership ("Assignee"). The parties intending to be legally bound, hereby agree as follows:

         Assignor and Assignee have entered into a certain Membership Interest Purchase Agreement dated as of November ______, 2003 ("Agreement"), and reference is hereby made to said Agreement. Terms which are capitalized herein shall have the same meaning as those identically capitalized terms are defined in the Agreement. Assignor is a Member of the Company, owning an ________ percent (_____%) limited liability membership interest (the "Interest") in the Company.

         FOR VALUE RECEIVED, Assignor hereby sells, assign and transfers to the Assignee, the Interest in the Company for the consideration described more particularly in the Agreement. Assignor hereby remakes all representations and warranties contained in the Agreement as of the Closing Date.

         Assignor further covenants and agrees that, consistent with the terms of the Agreement, from time to time upon the reasonable request of the Assignee or the Company, Assignor will execute any document reasonably necessary to complete, document or otherwise implement the Transfer of the Interest assigned hereby.

         This Assignment is intended to be effective as of the Closing Date set forth on the signature page hereof.

            [End of Assignment - Signatures Appear on Following Page]

         IN WITNESS WHEREOF, the Assignor and the Assignee, intending to be legally bound hereby, have executed this Assignment by their duly authorized representative signing below.

                               ASSIGNOR:

                               ______________________________,
                               a __________________________________,

                               By:__________________________________
                               Name:________________________________
                               Title:_______________________________

                               ASSIGNEE:

                               GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                               By: Glimcher Properties Corporation
                                   a Delaware corporation, its General Partner

                                   By:______________________________________
                                      George A. Schmidt
                                      Executive Vice President

                               Closing Date: January 5, 2004

                                    EXHIBIT B

                               RING ROAD AGREEMENT